As filed with the Securities and Exchange Commission on March 20, 2012

Registration No. 333-179581

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vipshop Holdings Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 20 Huahai Street

Liwan District, Guangzhou 510370

The People’s Republic of China

+86 (20) 2233-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Leiming Chen, Esq. Simpson Thacher & Bartlett LLP c/o ICBC Tower, 35/F 3 Garden Road, Central Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(2) (3)	Proposed Maximum Offering Price Per Share(2)	Proposed maximum aggregate offering price(2) (3)	Amount of registration fee(4)
Ordinary Shares, par value US$0.0001 per share(1)	25,705,880	US$5.25	US$134,955,870	US$15,466

(1)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each American depositary share represents two ordinary shares.
(2)	Includes ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Of which US$14,325 was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only the face page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against conduct amounting to willful default, willful neglect, fraud or dishonesty, for example, civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, willful default or fraud.

Pursuant to the indemnification agreements, the form of which will be filed as Exhibit 10.10 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in any of these issuances.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Type of Securities
Elegant Motion Holdings Limited	August 27, 2010 January 31, 2011	20,000 19,105,840	Nil Nil	Ordinary Shares Ordinary Shares
High Vivacity Holdings Limited	August 27, 2010 January 31, 2011	12,500 11,941,150	Nil Nil	Ordinary Shares Ordinary Shares
Rapid Prince Development Limited	August 27, 2010 January 31, 2011	7,500 5,327,590	Nil Nil	Ordinary Shares Ordinary Shares
Dynasty Mount Enterprises Limited	August 27, 2010 January 31, 2011	5,000 4,776,460	Nil Nil	Ordinary Shares Ordinary Shares
Advanced Sea International Limited	August 27, 2010 January 31, 2011	5,000 4,776,460	Nil Nil	Ordinary Shares Ordinary Shares
DCM V, L.P.	January 31, 2011 April 11, 2011	10,762,390 773,574	US$10,762,390 US$3,904,865	Series A Preferred Shares Series B Preferred Shares
DCM Affiliates Fund V, L.P.	January 31, 2011 April 11, 2011	262,610 18,876	US$262,610 US$95,283	Series A Preferred Shares Series B Preferred Shares
Sequoia Capital China II, L.P.	January 31, 2011	7,700,044	US$7,700,044	Series A Preferred Shares
Sequoia Capital China Partners Fund II, L.P.	January 31, 2011	193,856	US$193,856	Series A Preferred Shares
Sequoia Capital China Principals Fund II, L.P.	January 31, 2011	1,293,600	US$1,293,600	Series A Preferred Shares
DCM VI, L.P.	April 11, 2011	2,372,133	US$11,974,108	Series B Preferred Shares
Sequoia Capital 2010 CV Holdco, Ltd.	April 11, 2011	5,002,084	US$25,249,636	Series B Preferred Shares
Elegant Motion Holdings Limited	June 15, 2011	198,106	US$1,000,000	Ordinary Shares
High Vivacity Holdings Limited	June 15, 2011	99,053	US$500,000	Ordinary Shares
Certain officers and employees as a group	March 18, 2011 to February 1, 2012	Options to purchase 7,191,418 ordinary shares	Past and future services to our company	Option to Purchase Ordinary Shares

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See the Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document upon such date of first use.

(4)	For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, People’s Republic of China, on March 20, 2012.

Vipshop Holdings Limited

By:	/s/ Eric Ya Shen
	Name:	Eric Ya Shen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on March 20, 2012.

Signature	Title

/s/ Eric Ya Shen Eric Ya Shen	Chairman and Chief Executive Officer (principal executive officer)

* Arthur Xiaobo Hong	Director

* Bin Wu	Director

* Yu Xu	Director

* Xing Liu	Director

* Xing Peng	Director

* Frank Lin	Director

/s/ Donghao Yang Donghao Yang	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ Eric Ya Shen
Name:	Eric Ya Shen
Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Vipshop Holdings Limited, has signed this Registration Statement or amendment thereto in New York, on March 20, 2012.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name: Kate Ledyard
Title: Manager Law Debenture Corporate Service Inc.

Vipshop Holdings Limited

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	Second Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect

3.2†	Form of Post-offering Memorandum and Articles of Association of the Registrant as effective upon the completion of this offering

4.1†	Form of Ordinary Share Certificate

4.2†	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3)

4.3†	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts

4.4†	Amended and Restated Shareholders’ Agreement, dated April 11, 2011, among the Registrant, its Ordinary Shareholders and Preferred Shareholders and Other Parties thereto

4.5†	Share Subscription Agreement, dated April 11, 2011, among the Registrant, its Ordinary Shareholders and the Series B Preferred Shareholders and Other Parties thereto

5.1*	Opinion of Thorp Alberga, the Cayman Islands Legal Counsel to the Registrant, regarding the validity of the Ordinary Shares being registered

8.1*	Opinion of Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. federal tax matters

8.3†	Opinion of Han Kun Law Offices regarding certain PRC tax matters

10.1†	2011 Stock Incentive Plan

10.2†	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant

10.3†	English translation of the Loan Contract between Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.) and China Merchants Bank, Shenzhen Keyuan Sub-Branch dated as of June 30, 2011

10.4†	English translation of the Loan Contract between Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.) and China Merchants Bank, Shenzhen Keyuan Sub-Branch dated as of May 27, 2011

10.5†	Amended and Restated Exclusive Business Cooperation Agreement between Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.) and Guangzhou Vipshop Information Technology Co., Ltd.

10.6†	Amended and Restated Equity Interest Pledge Agreement among Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.), Guangzhou Vipshop Information Technology Co., Ltd. and its Shareholders

10.7†	Amended and Restated Exclusive Option Agreement among Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.), Guangzhou Vipshop Information Technology Co., Ltd. and its Shareholders

10.8†	Powers of Attorney by the Shareholders of Guangzhou Vipshop Information Technology Co., Ltd.

Exhibit Number	Description of Document

10.9†	English translation of the Exclusive Purchase Framework Agreement between Guangzhou Vipshop Computer Service Co., Ltd. (now Vipshop (China) Co., Ltd.) and Guangzhou Vipshop Information Technology Co., Ltd.

10.10†	Form of Indemnification Agreement for Officers and Directors

10.11†	2012 Share Incentive Plan

21.1†	Subsidiaries of the Registrant

23.1†	Consent of Deloitte Touche Tohmatsu

23.2†	Consent of Thorp Alberga (included in Exhibit 5.1 and Exhibit 8.1)

23.3†	Consent of Han Kun Law Offices (included in Exhibit 8.3 and Exhibit 99.2)

23.4†	Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

23.5†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)

23.6†	Consent of Nanyan Zheng

23.7†	Consent of Kathleen Chien

24.1†	Powers of Attorney (included on the signature page of this registration statement)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of Han Kun Law Offices regarding certain PRC legal matters

*	To be filed by amendment.
†	Previously filed.